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                                                                    Exhibit 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 26, 1996, included in both Host Marriott Corporation's Form S-1 registration statement (No. 333-00147) filed March 26, 1996 and in Host Marriott Corporation's Form 10-K for the year ended December 29, 1995 and to all references to our firm included in this registration statement.


                                   Arthur Andersen LLP



Washington, D.C.
April 15, 1996